                                                               Exhibit 1.1

                           OREGON METALLURGICAL CORPORATION

                                  3,500,000 SHARES *

                                     COMMON STOCK
                                  ($1.00 PAR VALUE)

                                UNDERWRITING AGREEMENT

                                                              New York, New York
                                                                         -, 1996

Salomon Brothers Inc
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
Pacific Crest Securities Inc.
As Representatives of the several Underwriters,
c/o Salomon Brothers Inc
Seven World Trade Center
New York, New York  10048


Ladies and Gentlemen:

         Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), proposes to sell to the underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 3,500,000 shares (the "Underwritten Securities") of Common Stock, par value $1.00 per share, of the Company ("Common Stock"), and also proposes to grant to the Underwriters an option to purchase up to 525,000 additional shares of Common Stock, solely to cover over-allotments (the "Option Securities"); the Underwritten Securities, together with any Option Securities, being hereinafter called the ("Securities").


    1. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to, and agrees with, each Underwriter as set forth below in this Section 1. Certain terms used in this Section 1 are defined in paragraph (iii) hereof.

         (i) The Company meets the requirements for use of Form S-3 under the Securities Act of 1933 (the "Securities Act") and has filed with the Securities and Exchange Commission (the "Commission") a registration statement (file number 333-06905) on such Form, including a related preliminary prospectus, for the registration under the Securities Act of the offering and sale of the Securities. The Company may have filed one or more amendments thereto, including the related preliminary prospectus, each of which has previously been furnished to you. The Company will next file with the Commission one of the following: (A) prior to effectiveness of such registration statement, a further amendment to such registration statement, including the form of final

_______________
  * Plus an option to purchase up to an additional 525,000 additional shares of Common Stock to cover over-allotments.

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                                                                               2

    prospectus, (B) a final prospectus in accordance with Rules 430A and 424(b)(1) or (4), or (C) a final prospectus in accordance with Rules 415 and 424(b)(2) or (5). In the case of clause (B), the Company has included in such registration statement, as amended at the Effective Date, all information (other than Rule 430A Information) required by the Securities Act and the rules thereunder to be included in the Prospectus with respect to the Securities and the offering thereof. As filed, such amendment and form of final prospectus, or such final prospectus, shall contain all Rule 430A Information, together with all other such required information, with respect to the Securities and the offering thereof and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the latest Preliminary Prospectus (as hereinafter defined)) as the Company has advised you, prior to the Execution Time, will be included or made therein. If the Registration Statement contains the undertaking specified by Regulation S-K Item 512(a), the Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x). Upon your request, but not without our agreement, the Company will also file a Rule 462(b) Registration Statement in accordance with Rule 462(b) under the Securities Act.

         (ii) On the Effective Date, the Registration Statement did or will, and when the Prospectus is first filed (if required) in accordance with Rule 424(b) and on the Closing Date, the Prospectus (and any supplements thereto) will, comply in all material respects with the applicable requirements of the Securities Act and the Securities Exchange Act of 1934 (the "Exchange Act") and the respective rules and regulations thereunder; on the Effective Date, the Registration Statement did not or will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and, on the Effective Date, the Prospectus, if not filed pursuant to Rule 424(b), did not or will not, and on the date of any filing pursuant to Rule 424(b) and on the Closing Date, the Prospectus (together with any supplement thereto) will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no representations or warranties as to the information contained in the Registration Statement or the Prospectus (or any supplements thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Prospectus (or any supplements thereto) (which the parties hereto hereby understand and agree consists only of (A) the names of the Underwriters contained in the Prospectus, (B) the information contained in the last paragraph of the front cover page and in the second paragraph on page 2 of the Prospectus and, (C) the information contained in the third and final paragraphs under the caption "Underwriting" in the Prospectus.

         (iii) The terms which follow, when used in this Agreement, shall have the meanings indicated.

                The term the "Effective Date" shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective and each date after the date hereof on which a document incorporated by reference in the Registration Statement is filed.

                "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

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                                                                               3

                "Registration Statement" shall mean the registration statement referred to in paragraph (i) above, including incorporated documents, exhibits and financial statements, as amended at the Execution Time (or, if not effective at the Execution Time, in the form in which it shall become effective) and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date (as hereinafter defined), shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

                "Rule 415", "Rule 424", "Rule 430A", "Rule 462" and
         "Regulation S-K" refer to such rules or regulation under the Securities Act.

                "Rule 430A Information" means information with respect to the Securities and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

                "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the initial registration statement (file number 333-06905).

                The "Preliminary Prospectus" shall mean any preliminary prospectus with respect to the offering of the Securities referred to in paragraph (i) above and any preliminary prospectus with respect to the offering of the Securities included in the Registration Statement at the Effective Date that omits Rule 430A Information.

                The "Prospectus" shall mean the prospectus relating to the Securities that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Securities included in the Registration Statement at the Effective Date.

                Any reference herein to the Registration Statement, a Preliminary Prospectus or, the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of each such Preliminary Prospectus or Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or, the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any such Preliminary Prospectus or Prospectus, as the case may be, deemed to be incorporated therein by reference.


    2. PURCHASE AND SALE. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby agrees to sell to each Underwriter, and each Underwriter hereby agrees, severally and not jointly, to purchase from the Company, at a purchase price of $- per share, the amount of the Underwritten Securities set forth opposite each such Underwriter's name in Schedule I hereto.

         (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to the amount of Option Securities set forth opposite its name on Schedule I

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                                                                               4


hereto at the same purchase price per share as the Underwriters shall pay for the Underwritten Securities. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than one time; PROVIDED, HOWEVER, that the Company will not unreasonably withhold consent to requests for additional exercises) on or before 5:00 p.m., New York City time, on the 30th day after the date of the Prospectus upon written, telecopied or telegraphic notice by the Representatives to the Company setting forth the aggregate number of shares of Option Securities as to which the several Underwriters are exercising the option and the related settlement date.
Delivery of certificates for the shares of Option Securities by the Company and payment therefor to the Company shall be made as provided in Section 3 below. The maximum number of shares of Option Securities to be sold by the Company is set forth in Schedule I hereto. The number of shares of Option Securities to be purchased by each Underwriter shall be the same percentage of the total number of shares of the Option Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their sole discretion shall make to eliminate any fractional shares.


    3. DELIVERY AND PAYMENT. Delivery of and payment for the Underwritten Securities and the Option Securities (if the option provided for in Section 2(b) hereof shall have been exercised on or before the second business day prior to the Closing Date) shall be made at 10:00 a.m., New York City time, on -, 1996, or such later date (not later than -, 1996 [date 17 business days after the Effective Date]) as the Representatives shall designate, which date and time may be postponed by agreement among the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the "Closing Date"). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the aggregate purchase price of the Securities to or upon the order of the Company by wire transfer of immediately available funds. Delivery of the Underwritten Securities and the Option Securities shall be made at such location as the Representatives shall reasonably designate at least one business day in advance of the Closing Date and payment for the Securities shall be made at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, N.Y. 10022-4802 (or at such other location as may be agreed upon by the Company and the Representatives). Certificates for the Securities shall be registered in such names and in such denominations as the Representatives may request not less than three full business days in advance of the Closing Date.

    The Company agrees to have the Securities available for inspection, checking and packaging by the Representatives in New York, New York not later than 1:00 p.m., New York City time, on the business day prior to the Closing Date.

    If the option provided for in Section 2(b) hereof is exercised on or before the second business day prior to the Closing Date, the Company will deliver or have delivered (at the expense of the Company) to the Representatives, at Seven World Trade Center, New York, New York, on the date specified by the Representatives (which shall be within three business days after the exercise of said option), certificates for the Option Securities in such names and denominations as the Representatives shall have requested against payment of the purchase price thereof to the order of the Company by wire transfer of immediately available funds. If settlement for the Option Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Securities , and the obligation of the Underwriters to purchase the Option Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.



    4. OFFERING BY UNDERWRITERS. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Prospectus.

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                                                                               5

    5.   AGREEMENTS.  (a) The Company agrees with the several Underwriters that:

         (i) The Company will use its reasonable best efforts to cause the Registration Statement, if not effective at the Execution Time, and any amendment thereof, to become effective. Prior to the termination of the offering of the Securities (which will be deemed to have occurred on the date that is the earlier of (A) sixty (60) days after the Closing Date or
    (B) the date on which the Representatives shall have informed the Company in writing that the offering of the Securities has terminated), the Company will not file any amendment of the Registration Statement, supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement or Rule 462(b) Registration Statement to which you reasonably and promptly object. Subject to the foregoing sentence, if the Registration Statement has become or becomes effective pursuant to Rule 430A, or filing of the Prospectus is otherwise required under Rule 424(b), the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. Upon your request, the Company will cause the Rule 462(b) Registration Statement, completed and in compliance with the Securities Act and the applicable rules and regulations thereunder, to be filed with the Commission pursuant to Rule 462(b) and will provide evidence satisfactory to the Representatives of such filing. The Company will promptly advise the Representatives (A) when the Registration Statement, if not effective at the Execution Time, and any amendment thereto, shall have become effective, (B) when the Prospectus or any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b),
    (C) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (D) of any request by the Commission for any amendment of the Registration Statement or supplement to the Prospectus or for any additional information, (E) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (F) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

         (ii) If, at any time when a prospectus relating to the Securities is required to be delivered under the Securities Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Securities Act or the Exchange Act or the respective rules and regulations thereunder, the Company shall promptly (i) prepare and file with the Commission, subject to the second sentence of subparagraph (a)(i) of this Section 5, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance and
    (ii) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

         (iii) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

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                                                                               6

         (iv) The Company will furnish to each Representative and to counsel for the Underwriters, without charge, a complete manually signed copy of the Registration Statement (including exhibits thereto) as originally filed and each amendment thereto, and to each other Underwriter a conformed copy of the Registration Statement (without exhibits thereto) as originally filed and each amendment thereto; and so long as delivery of a prospectus by any Underwriter or dealer may be required by the Securities Act, as many copies of each Preliminary Prospectus and the Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other reproduction of all documents relating to the offering of the Securities.

         (v) The Company will arrange for the registration and/or qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate, and once so registered and/or qualified, will maintain such registration and/or qualification in effect so long as required for the distribution of the Securities. The Company will file consents to service of process or other necessary or appropriate documents in order to effect such registration and/or qualification, but the Company will not be required to qualify to do business in any jurisdiction where it is now not so qualified, or consent to service of process in suits or action (other than those arising out of the offer and sale of the Securities) in any jurisdiction where it is not now so subject. The Company will pay the fee of the National Association of Securities Dealers, Inc. the ("NASD") in connection with its review of the offering and the reasonable fees of counsel for the Underwriters in connection therewith (the Company's obligation to pay such legal fees shall not exceed $5,000).

         (vi) The Company will not, for a period of 180 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, directly or indirectly, offer to sell, contract to sell, sell or otherwise dispose of, or announce the offering of, any other shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock; PROVIDED, HOWEVER, that the Company may issue shares of Common Stock under the Savings Plan, the Excess Benefit Plan and the Stock Compensation Plans in effect at the Execution Time and described in the Prospectus under the caption "Management--Stock Related Compensation Plans" and the Company may issue Common Stock issuable upon the exercise of warrants outstanding at the Execution Time and held by James S. Paddock.
    In addition, the Company shall cause each of the persons listed as directors or executive officers of the Company under the caption "Management" in the Prospectus to execute, at the Execution Time, a letter substantially in the form of Exhibit A hereto (each, a "Lock-Up Letter"), wherein such person agrees that for a period of 90 days following the Execution Time, without the prior written consent of Salomon Brothers Inc, he or she shall not, directly or indirectly, offer to sell, contract to sell, sell or otherwise dispose of, or announce the offering of, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock (and upon Execution Time the Company shall instruct its Registrar and Transfer Agent to not effect any such restricted transfer); PROVIDED, HOWEVER, that such persons may pledge shares of Common Stock to secure extensions of credit in the ordinary course and may effect transfers of shares of Common Stock by will or the laws of descent or by BONA FIDE gift so long as the Company and the Representatives have received from the recipient of such shares a letter wherein such person agrees to be bound by the foregoing restrictions; and PROVIDED, FURTHER, James S. Paddock may exercise warrants to purchase the Company's Common Stock which warrants are outstanding and held by him at the Execution Time, as described in the Prospectus.

         (vii) The Company confirms as of the date hereof that it is in compliance with all provisions of Section 1 of Laws of Florida, Chapter 92-198, AN ACT RELATING TO DISCLOSURE OF DOING BUSINESS WITH CUBA, and the Company further agrees that if it commences engaging in business with the government of Cuba or with any person or affiliate located in Cuba after the date the Registration Statement becomes or has become effective with the Commission or with the Florida

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                                                                               7

    Department of Banking and Finance (the "Department"), whichever date is later, or if the information reported in the Prospectus, if any, concerning the Company's business with Cuba or with any person or affiliate located in Cuba changes in any material way, the Company will provide the Department notice of such business or change, as appropriate, in a form acceptable to the Department.

         (b) Except as otherwise herein provided (including Section 7 herein),the Company shall not be responsible for payment of costs and expenses incurred by the Underwriters, including fees and disbursements of counsel for the Underwriters (except as provided by Section 5(a)(v)), any applicable transfer taxes upon the Securities resold by the Underwriters to investors and other purchasers, and any advertising expenses associated with any offering of the Securities made by the Underwriters.

    6. CONDITIONS TO THE OBLIGATIONS OF THE UNDERWRITERS. The obligations of the Underwriters to purchase the Underwritten Securities and the Option Securities, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to
Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

         (a) If the Registration Statement has not become effective prior to the Execution Time, unless the Representatives agree in writing to a later time, the Registration Statement will become effective not later than
    (i) 6:00 p.m., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 3:00 p.m., New York City time, on such date or (ii) 12:00 Noon, New York City time, on the business day following the day on which the public offering price was determined, if such determination occurred after 3:00 p.m., New York City time, on such date; if filing of the Prospectus, or any supplement thereto, is required pursuant to the applicable paragraph of Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the best knowledge of the Company, threatened.

         (b) The Company shall have furnished to the Representatives the opinion of Schwabe, Williamson & Wyatt, P.C., counsel for the Company, dated the Closing Date, to the effect that:

                (i) each of the Company and each of its subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction in which it is chartered or organized (such counsel need not opine as to "good standing" for those corporations incorporated in Oregon or as to the due incorporation of Titanium International, Ltd., an English company), with all requisite corporate power and authority to own its properties and conduct its business as described in the Prospectus; the Company is duly qualified to transact business as a foreign corporation and is in good standing in the states of New Jersey and Pennsylvania;
         Titanium Industries, Inc., an Oregon corporation and a subsidiary of the Company, is duly qualified to transact business as a foreign corporation and is in good standing in the States of California, Florida, Illinois, New Jersey [, Oregon ???] and Texas; [_____], an Oregon corporation and a subsidiary of the Company, is duly qualified to transact business as a foreign corporation and is in good standing in the States of [_____]; and to the best knowledge of such counsel, none of the Company or any of its subsidiaries is required to be duly qualified to do business as a foreign corporation or to be in good standing under the laws of any jurisdiction which requires such qualification wherein it owns or leases material properties or conducts material business;

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                                                                               8

                (ii) all the outstanding shares of capital stock of each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and nonassessable and, except as otherwise set forth in the Prospectus, all outstanding shares of capital stock of the subsidiaries are owned by the Company either directly or through wholly owned subsidiaries free and clear of any perfected security interest (other than in favor of the Company's lenders and as described in the Prospectus) and, to the knowledge of such counsel, after due inquiry, any other security interests, claims, liens or encumbrances;

                (iii) the Company's authorized equity capitalization is as set forth in the Prospectus under the captions "Capitalization"; the capital stock of the Company conforms to the description thereof contained in the Prospectus under the captions "Description of Capital Stock"; the outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Securities being sold hereunder have been duly and validly authorized, and, when issued and delivered to and paid for by the Underwriters pursuant to this Agreement, will be fully paid and nonassessable; the Securities are duly authorized for quotation, subject to official notice of issuance, on the Nasdaq National Market; the certificates for the Securities are in valid and sufficient form; and the holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Securities pursuant to the Company's Articles of Incorporation or Bylaws or the Oregon Business Corporation Act or, to the best of our knowledge, otherwise.

                (iv) to the best knowledge of such counsel, there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries of a character required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus, and there is no franchise, contract or other document of a character required to be described in the Registration Statement or Prospectus, or to be filed as an exhibit, which is not described or filed as required; and the statements in the Prospectus under the captions "Risk Factors--Environmental Regulation", "Risk Factors--Labor; Reopening of Labor Contracts", "Risk Factors--Anti-Takeover Effect of Certain Provisions", "Business- -Regulatory and Environmental Matters"; "Business--Legal Proceedings", "Management--Stock Related Compensation Plans" and "Description of Capital Stock" fairly summarize, in all material respects, the matters therein described to the extent that they describe any provision of the Articles of Incorporation or Bylaws of the Company or any agreement or instrument to which the Company is a party, or laws or legal conclusions;

                (v) the Registration Statement has become effective under the Securities Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement has been issued, no proceedings for that purpose have been instituted or threatened and the Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein or incorporated by reference as to which such counsel need render no opinion) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act and the respective rules thereunder;

                (vi) this Agreement has been duly authorized, executed and delivered by the Company;

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                                                                               9

                (vii) no consent, approval, authorization or order of any court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except registration under the Securities Act, and such consent approvals, authorizations, registrations and qualifications as may be required under the blue sky or other laws regulating the offering, sale and distribution of securities or any jurisdiction (foreign or domestic) in connection with the purchase and distribution of the Securities by the Underwriters and such other approvals as have been obtained;

                (viii) neither the issue and sale of the Securities, nor the consummation of any other of the transactions contemplated herein, nor the fulfillment of the terms hereof or thereof will conflict with result in a breach or violation of, or constitute a default under, any law known or should reasonably be known to such counsel or the charter or by-laws of the Company or the terms of any indenture or other agreement or instrument known to such counsel and to which the Company or any of its subsidiaries is a party or bound or any judgment, order or decree known to such counsel to be applicable to the Company or any of its subsidiaries of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company or any of its subsidiaries; and

                (ix) no holders of securities of the Company have rights to the registration of such securities under the Registration Statement.

                Such counsel shall also state that they have no reason to believe that at the Effective Date the Registration Statement (other than the financial statements and other financial information contained therein as to which such counsel need make no statement) includes any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus (other than the financial statements and other financial information contained therein as to which such counsel need make no statement) includes any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                In rendering such opinion, such counsel may (A) state that the opinion is limited to matters governed by federal law of the United States and the laws of the State of Oregon, (B) rely as to matters involving the application of laws of any jurisdiction other than the State of Oregon or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters, (C) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company and public officials and (D) be subject to such limitations, disclaimers and qualifications as are reasonably acceptable to you. References to the Prospectus in this paragraph (b) include any supplements thereto at the Closing Date.

                (c) The Representatives shall have received from Latham & Watkins, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to the issuance and sale of the Securities, the Registration Statement, the Prospectus (together with any supplements thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Latham & Watkins may rely, as to matters of Oregon law, upon the opinion of Schwabe, Williamson & Wyatt, P.C. rendered to the Representatives pursuant to subparagraph (b) of this
    Section 6.

                (d) The Company shall have furnished to the Representatives a certificate of the Company, signed by the President and Chief Executive Officer and by the Vice President, Finance, Chief

Financial Officer and Treasurer of the Company, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Prospectus, any supplement to the Prospectus and, this Agreement, and that:

                (i) the representations and warranties of the Company in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder or thereunder at or prior to the Closing Date;

                (ii) Titanium International, Ltd. has been duly incorporated and is validly existing as a corporation in good standing under the laws of the United Kingdom, with all requisite corporate power and authority to own its properties and conduct its business as described in or contemplated by the Prospectus;

                (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened; and

                (iv) since the date of the most recent financial statements included in the Prospectus (exclusive of any supplements thereto), there has been no material adverse change, or development involving a material adverse prospective change, in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Prospectus (exclusive of any supplements thereto).

         (e)  At the Execution Time and at the Closing Date, Coopers &
    Lybrand L.L.P. shall have furnished to the Representatives a signed letter or letters, dated respectively as of the Execution Time and as of the Closing Date, each in the respective forms contemplated for "comfort letters addressed to underwriters" by Statement of Auditing Standards
    No. 72 ("SAS 72"), and in form and substance previously provided to for review and agreed to as satisfactory to the Representatives and to counsel for the Underwriters. Each such letter shall individually cover the Prospectus and the documents incorporated by reference in the Prospectus. Such letter shall specify therein, INTER ALIA, the amounts described as being set forth therein in paragraph (f)(i) of this Section 6 as of the dates contemplated by SAS 72.

         (f) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any increases in the Company's (including its consolidated subsidiaries) long-term debt (including current maturities), or changes in the Company's (including its consolidated subsidiaries) capital stock or stockholders' equity (other than as a result of the issuance of shares of Common Stock pursuant to those plans or arrangements described in the initial proviso of Section 5(a)(v) above), or decreases in the Company's (including its consolidated subsidiaries) working capital, total net sales, net income (or increases in net loss) or per share amounts, in each case from the amounts specified in the letter or letters delivered at the Execution Time and referred to in paragraph (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, the effect of which, in any case referred to in clauses (i) or
    (ii) above, is, in the reasonable judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

         (g) On or prior to the Execution Time, the NASD shall have approved the Underwriters' participation in the distribution of the Securities and the Nasdaq National Market shall have approved the Securities for quotation thereon.

         (h) At the Execution Time, the Company shall have furnished to the Representatives each of the signed Lock-Up Letters.

         (i) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives or counsel for the Underwriters may reasonably request.

         If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or telegraph confirmed in writing.

         The documents required to be delivered by this Section 6 shall be delivered at the offices of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, N.Y. 10022-4802 (or at such other location as may be agreed upon by the Company and the Representatives), on the Closing Date.


    7. REIMBURSEMENT OF UNDERWRITERS' EXPENSES. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand by the Representative for all out-of-pocket expenses (including reasonable fees and disbursements of counsel for the Underwriters) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.


    8. INDEMNIFICATION AND CONTRIBUTION. (a) The Company agrees to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Securities as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for inclusion therein (which the parties hereto understand and agree consists only of the information specifically identified as such in paragraph (iii) of Section 1 of this Agreement). This indemnity agreement will be in addition to any liability which the Company may otherwise have.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Company by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity (which the parties hereto understand and agree consists only of the information specifically identified as such in paragraph (iii) of Section 1 of this Agreement). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.


         (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); PROVIDED, HOWEVER, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (plus not more than one local counsel in each relevant jurisdiction), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

         (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively "Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and by the Underwriters, on the other hand, from the offering of the Securities; PROVIDED, HOWEVER, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and of the Underwriters in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions from the offering of the Securities, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to whether any alleged untrue statement or omission relates to information provided by the Company or the Underwriters. The Company and the Underwriters agree that it would not be just and equitable if contribution were determined by PRO RATA allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of any Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and provisions of this paragraph (d).


    9. DEFAULT BY ANY UNDERWRITER. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Underwritten Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Underwritten Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; PROVIDED, HOWEVER, that in the event that the aggregate amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such non-defaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.


    10. EFFECTIVE DATE OF AGREEMENT AND TERMINATION. This Agreement shall become effective at such time (after notification of the effectiveness of the Registration Statement has been released by the Commission) as the Representatives and the Company shall agree on the public offering price and underwriting discount per share, unless prior to such time such of the Underwriters as have agreed to purchase in the aggregate 50% or more of the Securities shall have given notice to the Company that such Underwriters elect that this Agreement shall not become effective; PROVIDED, HOWEVER, that the provisions of this Section 10 and of Section 8 hereof shall at all times be effective. If this Agreement shall not have become effective prior to 5:00 p.m., New York City time, on the seventh full business day after the Effective Date, this Agreement shall not thereafter become effective unless such period is extended by agreement among the Underwriters and the Company.

         This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Securities, if prior to such time (i) trading in the Company's Common Stock shall have been suspended from quotation by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on either of such Exchanges or Market System, (ii) a banking moratorium shall have been declared either by federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis the effect of which on financial markets is such as to make it, in the reasonable judgment of the Representatives, impracticable or inadvisable to proceed with the offering or delivery of the Securities as contemplated by the Prospectus (exclusive of any supplement thereto).


    11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers, and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officer, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provision of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.


    12. NOTICES. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telegraphed and confirmed to them, care of Salomon Brothers Inc, at 555 California Street, Suite 3900, San Francisco, California 94111 (with a copy to Latham & Watkins, 505 Montgomery Street, Suite 1900, San Francisco, California 94111, attention: Gregory K. Miller, Esq.); or, if sent to the Company, will be mailed, delivered or telegraphed and confirmed to it at 530 34th Avenue, S.W., Albany, Oregon 97321, attention: Carlos E. Aguirre, President and Chief Executive Officer (with a copy to Schwabe, Williamson & Wyatt, 1211 S.W. Fifth Avenue, Portland, Oregon 97204, attention: Carmen M. Calzacorta, Esq.).


    13. SUCCESSORS. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.


    14. APPLICABLE LAW. THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.


    15. COUNTERPARTS. This Agreement may be executed by the parties in separate counterparts, each of which when executed and delivered shall be an original, but all or which together shall constitute one and the same instrument.

    If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Underwriters.


                             Very truly yours,


                             OREGON METALLURGICAL CORPORATION




                             By:
                                  -------------------------------------
                                       Carlos E. Aguirre
                                  President and Chief Executive Officer


The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

SALOMON BROTHERS INC
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
                     INCORPORATED
PACIFIC CREST SECURITIES INC.
As Representatives of the several Underwriters,


By: Salomon Brothers Inc



By:
    ------------------------------
            Theodore Kuh
              Director


For themselves and the other several Underwriters named in
Schedule I to the foregoing Agreement.

                                                                       EXHIBIT A

                       [Oremet or other appropriate letterhead]


                                                                          , 1996
                                                       -------------------

Salomon Brothers Inc
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
                   Incorporated
Pacific Crest Securities Inc.
As Representatives of the several  Underwriters,
c/o Salomon Brothers Inc
   Seven World Trade Center
   New York, New York  10048

      RE: PUBLIC OFFERING OF COMMON STOCK OF OREGON METALLURGICAL CORPORATION "LOCK-UP LETTER" REFERRED TO IN THE UNDERWRITING AGREEMENT

Ladies and Gentlemen:

         This Lock-Up Letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement") between Oregon Metallurgical Corporation, an Oregon corporation (the "Company"), and each of you as representatives of a group of Underwriters named therein (collectively, the "Underwriters"), relating to an underwritten public offering of Common Stock, par value $1.00 per share (the "Common Stock"), of the Company.

         In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned agrees not to, directly or indirectly, offer to sell, contract to sell, sell or otherwise dispose of, or announce the offering of, any shares of Common Stock or any securities convertible into or exchangeable or exercisable for shares of Common Stock for a period of 90 days following the day on which the Underwriting Agreement is executed, without the prior written consent of Salomon Brothers Inc. These restrictions shall not apply to transfers of the shares of Common Stock by will or the laws of descent and distribution, or by BONA FIDE gifts so long as the recipient of the each gift has provided to you and the Company the written agreement to be bound by the terms of this letter. The undersigned understands that it is Salomon Brothers Inc's customary practice not to grant any consents to approve any such transactions or proposed transactions during such 90-day period.
Notwithstanding the foregoing, the undersigned may pledge shares of Common Stock to secure extensions of credit in the ordinary course. If for any reason both Underwriting Agreement shall be terminated prior to the Closing Dates (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                             Yours very truly,


                             -----------------------------------
                             Name:
                             Title:

                                      SCHEDULE I



                                               NUMBER OF      MAXIMUM NUMBER
                                              UNDERWRITTEN      OF OPTION
                                               SECURITIES       SECURITIES
                 UNDERWRITERS               TO BE PURCHASED   TO BE PURCHASED


Salomon Brothers Inc .......................
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated..............................
Pacific Crest Securities Inc................



TOTAL ......................................      3,500,000           525,000
                                                  ---------          --------
                                                  ---------          --------